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                                 SCHEDULE 21.1

                              List of Subsidiaries



     1.   Essex Portfolio, L.P., a California limited partnership
     2.   Essex Management Corporation, a California corporation
     3.   Essex-Palisades Facilitator, a California limited partnership
     4.   Essex Sunpointe Limited, a California limited partnership
     5.   Essex Washington Interest Partners, a California general partnership
     6.   Essex San Ramon Partners L.P., a California limited partnership
     7.   Essex Bristol Partners, L.P., a California limited partnership
     8.   Essex Marina Cove, L.P., a California limited partnership
     9.   Essex Sacramento Corporation, a California corporation
     10.  Essex Fidelity I Corporation, a California corporation
     11.  Essex Camarillio Corporation, a California corporation
     12.  Essex Camarillo L.P., a California limited partnership
     13.  Essex Meadowood Corporation, a California corporation
     14.  Essex Meadwood, L.P., a California limited partnership
     15.  Essex Treetops Corporation, a California corporation
     16.  Essex Treetops, L.P., a California limited partnership

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